UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2010

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of registrant as specified in charter)

Colorado	000-23697	84-1084061
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2010, New Frontier Media, Inc., a Colorado corporation (the “Registrant”), entered into a lease agreement with 6060 Partnership, LLP, a Colorado limited liability partnership (the “Lease Agreement”).  The Lease Agreement provides for the lease of approximately 50,000 square feet of contiguous office space in an office park located in Boulder, Colorado (the “Leased Premises”), with occupancy scheduled to begin on June 1, 2011.  The Leased Premises will serve to combine into one location the Registrant’s Colorado-based digital broadcast center and corporate offices, which currently are in two different Boulder, Colorado locations.  The Registrant expects that the Leased Premises will be primarily used by the Transactional TV, Direct-to-Consumer and Corporate Administration segments.

The term of the Lease Agreement is for a period of 127 months, beginning on June 1, 2011 and expiring on January 1, 2022.  The Lease Agreement provides for two successive five year renewal options at a rental rate then agreeable to both parties, or if no agreement with regard to rental rate can then be reached, at the fair market rental value of the Leased Premises as determined by comparison to similar premises. The base monthly rental rate for the Leased Premises from inception through December 31, 2014 is approximately $52,400. The first six months of the base monthly rental amount is to be paid by the Registrant in advance on June 1, 2011, with no lease payments being required thereafter until July 1, 2012, at which time the Registrant will commence with normal monthly rental payments as contracted. Beginning January 1, 2015, the base monthly rental rate is contemplated to increase each year by approximately 3%, resulting in a base monthly rental rate of approximately $64,500 for the period from January 1, 2021 through the expiration of the stated lease term.

The Lease Agreement is expected to be filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the quarter ending December 31, 2010.  Investors are encouraged to read the Lease Agreement in its entirety when it becomes available because it contains important terms not discussed in this current report.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the negotiation and execution of the Lease Agreement, the Registrant agreed to assign its existing lease with LakeCentre Plaza, Ltd., LLLP for its digital broadcast center located in Boulder, Colorado to 6060 Partnership, LLP, effective June 1, 2011.  The Registrant’s primary rights and obligations under the existing lease will automatically terminate by operation of the assignment on June 1, 2011.

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Cautionary Statement: This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements. Words such as “scheduled”, “will” and “expected”, or variations of such words, are intended to identify such forward-looking statements.  For example, statements with respect to our scheduled Leased Premises occupation date are a forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements.  All forward-looking statements made herein are made as of the date hereof, and the Registrant assumes no obligation to update the forward-looking statements included herein whether as a result of new information, future events, or otherwise. Please refer to the Company’s most recent Form 10-K and other filings with the Securities and Exchange Commission (“SEC”) for additional information regarding risks and uncertainties that could impact our ability to achieve our expectations, including the risk factors listed from time to time in such reports filed or furnished by us with the SEC.  Copies of these filed and furnished documents are available through the SEC’s electronic data gathering analysis and retrieval (EDGAR) system at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2010	NEW FRONTIER MEDIA, INC.

	By:	/s/ Marc Callipari
	Name:	Marc Callipari
	Title:	General Counsel